SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 7, 1998

                             Fluke Corporation
               (Exact Name of Registrant as Specified in Charter)

           Washington             1-5590                  91-0606624
(State of Other Jurisdiction    (Commission  (IRS Employer Identification
      of Incorporation)         File Number)           Number)

6920 Seaway Boulevard, Everett, Washington                98203
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code       (425) 347-6100


Item 2.  Acquisition or Disposition of Assets.

At a Special Stockholders Meeting held on July 7, 1998, the stockholders voted to approve the acquisition of Fluke Corporation by Danaher
Corporation.  Fluke Corporation will become a wholly-owned subsidiary of
Danaher Corporation.   The companies jointly issued the news release,
attached as Exhibit 99.1 and incorporated herein.


Item 7.  Exhibits

99.1 Press Release dated July 8, 1998 issued by Danaher Corporation and Fluke Corporation


















SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Fluke Corporation
                                                 (Registrant)


Date  7/8/98                               By  /s/ Douglas G. McKnight
                                               Douglas G. McKnight
                                               Vice President, General
                                               Counsel and Corporate
                                               Secretary


                                              Exhibit 99.1

FOR IMMEDIATE RELEASE              CONTACT:  Fluke Corporation
                                             Gary Ball
                                             Manager, Investor Relations
                                             and Public Affairs
                                             (425) 356-5262

                                             Danaher Corporation
                                             Patrick W. Allender
                                             Chief Financial Officer
                                             (202) 828-0850


              FLUKE CORPORATION SHAREHOLDERS VOTE TO APPROVE
                   THE ACQUISITION BY DANAHER CORPORATION


Washington, D.C. and Everett, Washington, July 8, 1998 - Danaher Corporation (NYSE:DHR) and Fluke Corporation (NYSE:FLK) today announced that Fluke shareholders voted at a Special Stockholders Meeting held yesterday in favor of the acquisition by Danaher. According to the agreement, Fluke, a leader in compact, professional electronic test tools, will become a wholly-owned subsidiary of Danaher and Fluke shareholders will receive .90478 of a share of Danaher stock for each share of Fluke. The transaction is tax-free to most Fluke shareholders and will be accounted for as a pooling-of-interests.

George Sherman, Danaher President and Chief Executive Officer, stated, "We are looking forward to having Fluke Corporation as one of Danaher's flagship companies. With its premier brand, experienced management team, reputation for superior quality and innovation and global presence, Fluke represents a very attractive strategic fit with Danaher."

Dave Katri, Fluke's President, said, "This transaction is very positive for Fluke shareholders, employees and customers, and we are already seeing advantages to the transaction."

Fluke Corporation is a leading worldwide manufacturer of compact, professional electronic test tools. Its products are used by technicians and engineers in installation, maintenance, service, manufacturing test and quality functions in a variety of industries throughout the world. Fluke, founded in 1948, has approximately 2,500 employees worldwide and distributes its products in over 100 countries. The company's worldwide headquarters are in Everett, Washington, USA, with European sales and service headquarters located in Eindhoven, The Netherlands. (http://www.fluke.com)

Danaher Corporation is a leading manufacturer of Process/Environmental Controls and Tools and Components. (http://www.danaher.com)

                                   ###